900 S.W. Fifth Avenue, Suite 2600 Portland, Oregon 97204 phone 503.224.3380 fax 503.220.2480 tdd 503.221.1045 www.stoel.com

Brendan N. O'Scannlain Direct (503) 294-9886 bnoscannlain@stoel.com
September 28, 2011

VIA EDGAR

Securities and Exchange Commission
100 F Street N. E.
Washington, D.C. 20549
Attention: Mary Cole

Re:	The Jensen Portfolio, Inc. File Nos.: 33-47508/811-06653

Dear Sir or Madam:

On behalf of The Jensen Portfolio, Inc. (the “Fund”), we transmit for filing with the Commission pursuant to Rule 485(b) of Regulation C, Post-Effective Amendment No. 29 (the “Amendment”) to the above-captioned Registration Statement of the Fund.  The enclosed Amendment is being filed under Rule 485(b) to become effective on September 30, 2011, and does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

All necessary powers of attorney for persons signing the Amendment have been included in prior filings.

Please call the undersigned at (503) 294-9886 or Edward Paz at (414) 765-5366 if you have any questions about this filing.

Sincerely,

BRENDAN N. O’SCANNLAIN

Brendan N. O’Scannlain

Enclosures
cc:	Mr. Robert McIver Mr. Brian Ferrie Mr. Edward Paz

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